UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2017

INTERFACE SECURITY SYSTEMS HOLDINGS, INC
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-197319	04-3583955
(Commission File Number)	(I.R.S. Employer Identification No.)

3773 Corporate Center Drive Earth City, Missouri	63045
(Address of principal executive offices)	(Zip Code)

(314) 595-0100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

On January 13 2017, Interface Security Systems Holdings, Inc. (the “Company”) issued a press release announcing that Interface Master Holdings, Inc., a subsidiary of Interface Grand Master Holdings, Inc., the Company's indirect parent company, made a capital contribution of $5.1 million to the Company to be used for general corporate purposes.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Description

99.1	Press Release dated January 13, 2017.*

* furnished herewith

Cautionary Statement Regarding Forward Looking Statements

This current report may include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation, the factors described under "Risk Factors" from time to time in our filings with the Securities and Exchange Commission (“SEC”). Many of the forward-looking statements contained in this presentation may be identified by the use of forward-looking words such as “estimates,” “expects,” “anticipates,” “projects,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “could,” “would,” “should,” and "potential", among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this current report attached hereto are set forth in other reports or documents that we file from time to time with the SEC, and include, but are not limited to:

•    our ability to maintain compliance with various covenants under the Revolving Credit Facility (as defined below);

•
our ability to comply with restrictions in the indentures governing the 15.00% Cash Pay / 2.00% PIK Senior Notes due 2019 issued by Grand Master Holdings, Inc. ("Grand Master"), our indirect parent company, the 12.50% / 14.50% Senior Contingent Cash Pay Notes issued by Interface Master Holdings, Inc. (“Master Holdings”), our direct parent company, and our 9 1/4% Senior Secured Notes due 2018 (the “Notes”);

•	our ability to generate sufficient cash to make payments on our debt;

•	our ability to incur additional indebtedness or refinance existing indebtedness;

•	our ability to compete effectively in a industry;

•	catastrophic events that may disrupt our business;

•	our ability to retain customers;

•	concentration of customer recurring monthly revenue and concentration of our business in certain markets;

•	our ability to manage relationships with providers, including telecommunication providers and broadband service providers;

•	our reliance on third-party component providers and the risk associated with any failure, supply chain disruption or interruption in products or services provided by these third parties;

•	our reliance on third-party software and service providers;

•	our inability to protect our intellectual property rights;

•	our ability to obtain or maintain necessary governmental licenses and comply with applicable laws and regulations;

•	changes in governmental regulation of communication monitoring;

•
our reliance on network and information systems and other technologies and our ability to manage disruptions caused by cyber-attacks, failure or destruction of our networks, systems, technologies or properties;

•	macroeconomic factors;

•	economic, credit, financial or other risks affecting our customers and their ability to pay us;

•	the uncertainty of our future operating results;

•	our ability to attract, train and retain an effective sales force; and

•	the loss of our senior management.

There may be other factors that may cause our actual results to differ materially from the results referred to in the forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this current report and are expressly qualified in their entirety by the cautionary statements included in this current report. We undertake no obligation to publicly update or revise any forward-looking statement whether as a result of new information, future events or otherwise, except as required by law.

# # #

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE SECURITY SYSTEMS HOLDINGS, INC.

By: /s/ Kenneth Obermeyer
Kenneth Obermeyer
Date: January 13, 2017	Chief Financial Officer

Exhibit Index

Exhibit	Description

99.1	Press Release dated January 13, 2017.*

* furnished herewith